UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

Green Rain Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-28379	88-0395372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8549 Wilshire Blvd. Suite 1216
Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 228-8897

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 4, 2026, Green Rain Energy Holdings, Inc. (the “Company”) advised certain parties, including the Company’s transfer agent, regarding its position with respect to a purported convertible promissory note referred to as the “Medican Note” associated with Medican Enterprises Inc. or related parties. Supporting documents were provided with the communication, outlining the Company’s intent to classify the referenced note as purported and not a binding obligation

The communication states that it is the Company’s position the Medican Note is purported and not officially documented or recognized as a valid obligation by the Company based on its internal records. The communication directs such parties, , to block any conversion requests and not to allow or process any conversions of the Medican Note unless expressly authorized in writing by the Company’s CEO and the Board of Directors.

The Company considers this matter material to its security holders since unauthorized conversions, could potentially affect the Company’s capital structure, result in unintended dilution, or create disputes regarding the Company’s financial obligations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	PREDECESSOR MANAGEMENT TRANSACTION DISCLOSURE MEDICAN ENTERPRISES INC. ACQUISITION

99.2	LEGACY ACQUISITION IMPAIRMENT REVIEW RESOLUTION (MEDICAN ENTERPRISES — 2019 ACQUISITION)

99.3	LEGACY PURCHASE & SALE REVIEW — MEDICAN ENTERPRISES INC. (WYOMING LAW COMPLIANT)

99.4	LEGACY ACQUISITION VALIDATION RESOLUTION UNANIMOUS WRITTEN RESOLUTION OF THE BOARD OF DIRECTORS GREEN RAIN ENERGY HOLDINGS INC.

104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN RAIN ENERGY HOLDINGS INC. A Wyoming Corporation

	By:	/s/ Alfredo Papadakis
Alfredo Papadakis
President & Chief Executive Officer
Date: March 4, 2026

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